EXHIBIT 10.3

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of the 1st day of November, 2005, by and among Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”), and Andrew Green, a resident of Ohio (the “Lender”).

INTRODUCTION

A.  The Company currently has an unsecured $250,000 bridge financing (the “Existing Financing”) with the Lender.

B.  The Company is in need of additional bridge financing and wishes to borrow from the Lender, and the Lender desires to loan the Company, up to an additional $350,000 in principal (for an aggregate of up to $600,000) against a secured convertible promissory note.

C.  The parties wish to enter into an agreement in connection with the financing, in the form of this Agreement

AGREEMENT

Now, Therefore, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
Loan

1.1  The Loan. On the terms and conditions hereof, the Lender hereby agrees to loan the Company up to an aggregate amount of $600,000 (the “Loan”) pursuant to mutually acceptable monthly draws by the Company of up to $100,000 (each a “Monthly Draw”). The parties hereby acknowledge and agree that the Existing Financing is set against the Loan, thereby allowing additional Monthly Draws of up to an aggregate of $350,000 in principal. Additionally, the parties also agree to the acceptance of the first Monthly Draw, and that such Monthly Draw shall occur on November 1, 2005 via a wire transfer of immediately available funds by Lender to the Company (the “Initial Monthly Draw”). Thereafter, the parties may mutually agree to additional Monthly Draws during each successive month commencing December 2005 and ending February 2006 (each such month shall be hereinafter referred to as a “Month” and each additional Monthly Draw an “Additional Monthly Draw”); provided that, the aggregate of such Monthly Draws (including the Existing Financing), shall not exceed $600,000. The aggregate amount of the Monthly Draws shall be referred to herein as the “Loan Amount.”

1.2  Mechanics of Additional Monthly Draws. If the Company intends to exercise an Additional Monthly Draw for any Month, it shall deliver to the Lender a written notice of its intent (each, a “Notice”), such Notice to include the amount of such draw (not to exceed $100,000) and current assay reports relating to the Company’s exploration operations (“Assays”), on or prior to the 25th day of the calendar month prior to the such Month. If the Lender intends to reject such Additional Monthly Draw, it shall, within three (3) Business Days of its receipt of Notice, deliver to the Company written notice of such rejection. If the Lender accepts the Additional Monthly Draw, it shall deliver to the Company, via wire transfer of immediately available funds, the amount of such draw specified in the Notice on or before the fifth (5) day of such Month (the “Wire Date”). For purpose of this Agreement, “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Minnesota. In the event any day upon which notice is required to be delivered falls on Non-Business Day, a weekend or holiday, the party shall have until the end of next Business Day to deliver such notice to the other party.

1.3  Consideration.

(a)  Existing Financing.In consideration for the Existing Financing, the Company will, within two (2) Business Days of the date hereof:

(i)  Issue and deliver to the Lender a convertible secured promissory note in a principal amount equal to the Loan Amount, in the form attached hereto as Exhibit A (the “Note”); provided that the Company shall not be required to issue the Note to Lender until such time it has received from Lender the original note underlying the Existing Financing; and

(ii)  Issue and deliver to the Lender warrants to purchase 2,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) at an exercise price of $0.12 per share, in the form attached hereto as Exhibit B (the “Warrants”).

(b)  Initial Monthly Draw. In consideration of the Initial Monthly Draw, the Company shall, within two (2) Business Days of the Company’s receipt of such Initial Monthly Draw:

(i)  Issue and deliver to the Lender 500,000 shares of restricted Common Stock;

(ii)  Issue and deliver to the Lender Warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $0.12 per share; and

(iii)  Reflect in the Company’s records the increase to the Principal balance of the Note (as such term is defined in the Note).

(c)  Additional Monthly Draws. For each additional Monthly Draw, the Company shall:

(i)  Issue and deliver to the Lender, within two (2) Business Days of the Wire Date associated with such Monthly Draw, Warrants to purchase an additional 1,000,000 shares of Common Stock (or pro-rated amount) at an exercise price of $0.12 per share; and

(ii)  Reflect in the Company’s records the increase to the Principal balance of the Note (as such term is defined in the Note).

(d)  Non-Usage of Draws. In the event the Company does not exercise any Additional Monthly Draws, the Company shall issue to the Lender 500,000 restricted shares of Common Stock; provided that, the Company shall not be required to issue Common Stock pursuant to this Section 1.3(d) if the Company provides one or more Notices to exercise an Additional Monthly Draw and each such Notice is rejected by the Lender.

Article 2
Company Representations and Warranties

The Company hereby makes the following representations and warranties to the Lender as of the Closing Date.

2.1  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Note and the Warrants (together, the “Transaction Documents”), to issue and sell the shares of Common Stock issuable hereunder and upon exercise of the Warrants (the “Warrant Shares”), to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business, taken as a whole.

2.2  Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder, including the authorization, sale, issuance and delivery of the Common Stock, including the Warrant Shares, has been taken. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and according to general principles of equity that restrict the availability of equitable remedies.

2.3  Issuance of Common Stock. The shares of Common Stock issuable hereunder, including upon exercise of the Warrants, when issued, shall be validly issued, fully paid and nonassessable.

2.4  Collateral. The Company is the legal and beneficial owner of the Collateral, as defined in Article 4 hereof. The Collateral is subject to a priority security interest held by Pandora Select Partners, L.P. (the “Priority Security Interest”) and a secondary security interest held by Pacific Dawn Capital, LLC (the “Secondary Security Interest”). Except for the Priority Security Interest and the Secondary Security Interest, the Collateral is free and clear of all mortgages, security interests, liens, encumbrances and claims of every kind (the “Encumbrances”). The Collateral is and will remain free and clear of all Encumbrances of any nature whatsoever, except for the Priority Security Interest and Secondary Security Interest and those contemplated herein.

2.5  Offering. Assuming the accuracy of the representations and warranties of the Lender contained in Article 3 hereof, the offer, issue and sale of the Note, Warrants, the Common Stock and the Warrant Shares (collectively, the “Securities”) is and will be exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and are exempt from registration and qualification under the requirements of all applicable state securities laws.

Article 3
Lender’s Representations and Warranties

The Lender hereby represents and warrants to the Company, as of the Closing Date, as follows:

3.1  Investment Representations. The Lender understands that neither the offer or the sale of the Securities have been registered under the Securities Act. The Lender also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in material part upon the Lender’s representations contained in the Agreement. In this regard, the Lender additionally represents and warrants as follows:

(a)  The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Lender must bear the economic risk of this investment indefinitely unless the Shares are registered for resale pursuant to the Securities Act, or an exemption from registration is available. The Lender has no present intention of selling or otherwise transferring the Securities, or any interest therein. The Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might wish. Lender represents and agrees that if, contrary to the foregoing representations and warranties, Lender should later desire to dispose of or transfer all or any portion of the Shares or Securities in any manner, Lender shall not do so without complying with applicable securities laws.

(b)  The Lender is acquiring the Securities for the Lender’s own account, for investment only, and not with a view towards their public distribution. Lender is not aware of any occurrence, event or circumstance upon the happening of which Lender intends to transfer or sell the Securities. Lender has been informed that, in the view of the certain state securities commissions, a purchase of Securities with a current intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, any change in the condition of the Company or the investment market as a whole, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities, would represent a purchase with an intent inconsistent with the representations set forth above, and that certain state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

(c)  The Lender represents that, by reason of the business or financial experience of Lender’s management, the Lender has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement and the Securities. Further, the Lender is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d)  The Lender represents that the Lender is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)  The Lender represents that the obligations of Lender hereunder are legal, valid and binding upon the Lender, enforceable in accordance with their terms and that Lender is an individual residing in the State of Ohio.

3.2  High Risk. The Securities offered hereby are highly speculative in nature and an investment therein involves a high degree of risk, including but not limited to the risk of losing the entire investment in such Securities.

3.3  No Governmental Approval. No federal or state agency, including the Commission or the securities commission or authority of any state, has approved or disapproved the Securities, passed upon or endorsed the merits of the issuance of Securities or the accuracy or adequacy of any information provided by the Company, or made any finding or determination as to the fairness or fitness of the Securities for sale.

3.4  No Reliance. Lender has been encouraged to rely upon the advice of its legal counsel, accountants or other financial advisors with respect to tax and other considerations relating to the purchase of the Securities pursuant hereto. Lender is not relying upon the Company with respect to the economic considerations involved in determining to make an investment in the Securities.

3.5  Access to Information. Lender has been given access to full and complete information regarding the Company and has utilized such access to Lender’s satisfaction for the purpose of obtaining information respecting the Company. Particularly, Lender has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the issuance of the Securities and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information about the Company already obtained.

Article 4
Other Agreements

4.1  Security Agreement. To secure the full and timely payment and performance of the Company’s obligations under this Agreement and the Note, the Company hereby grants to Lender a security interest (the “Security Interest”) in the property of the Company identified on Exhibit C hereto, whether now owned or later acquired or created, and including all proceeds therefrom, whether cash or non-cash (collectively, the “Collateral”). The Security Interest is secondary in interest to the Priority Security Interest held by Pandora Select Partners, L.P., and, pursuant to that certain Intercreditor Agreement entered into effective November 1, 2005 by and between Lender and Pacific Dawn Capital, LLC, pari passu with the Secondary Security Interest held by Pacific Dawn Capital, LLC.

4.2  “Piggyback” Registration. Except in the event of a public offering of securities by the Company, at any such time the Company proposes to file a registration statement with the SEC under the Securities Act registering equity securities or debt with equity features for public sale or resale (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto), it will give Lender at least ten (10) days’ advance written notice of its intention to file such registration statement and Lender shall have the right to have included in such registration statement the number of shares of Common Stock issued to Lender hereunder, including shares issued upon conversion of the Note or exercise of the Warrants, as Lender shall designate to the Company within ten (10) days after the date the Company provides such notice. The Company will use commercially reasonable efforts to cause all of such shares to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section is underwritten in whole or in part, the Company may require that the shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters and that the Purchaser execute any underwriting agreement, “lock-up” letters or other customary agreements or documents executed by all of the other selling securityholders in connection with that underwritten offering. If, in the reasonable opinion of the managing underwriter of the proposed offering, the number of shares offered for participation in the proposed offering cannot be accommodated without adversely affecting the proposed offering, then the amount of such shares proposed to be offered, as well as the number of securities of any other selling stockholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

4.3  Preemptive Rights. Except for Excluded Shares (as defined below), the Company shall not, for cash, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of Preferred Stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the “Offered Securities”), unless in each such case the Company first delivers to the Lender a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with the Lender such portion of the Offered Securities as the aggregate number of shares of Common Stock then held by the Lender pursuant to this Agreement (on an as-converted basis assuming the conversion of the Loan Amount on the Note and the exercise of outstanding Warrants) bears to the total number of shares of Common Stock outstanding on an as-converted basis. The Lender shall have the right, for a period of 20 days following delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified in the Offer, the number or amount of Offered Securities described above. The Offer by its term shall remain open for such 20-day period. For purposes of this Agreement, “Excluded Shares” shall include securities of the Company issued pursuant to (A) a stock option plan (or similar equity incentive plan) to employees, consultants or directors for the primary purposes of soliciting or retaining services, (B) a conversion or exercise of derivative securities, (C) a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of all or substantially all of the assets of the Company or a third party, (D) a financing of the Company whereby the Company receives gross proceeds of $2,000,000 or more, (E) a public offering of securities of the Company, and (F) that certain Amended and Restated Loan and Security Agreement dated November 1, 2005, by and between the Company and Pacific Dawn Capital, LLC and transactions related thereto.

Notwithstanding the foregoing, in the event the Board of Directors of the Company determines, in its good faith and reasonable discretion, that the Company is unable to obtain available financing necessary to the Company due to its obligation to provide the Lender the rights referenced in this Section 4.3, the Company is entitled to obtain such financing and shall use its best efforts to offer the Lender the opportunity to purchase like-securities of the Company at terms similar to those provided to third-party investors in such financing arrangement.

4.4  Future Issuance of Warrants. On each date which the Company prepays outstanding Principal (as defined in the Note) under the Note (each, a “Payment Date”), the Company shall issue to the Lender a warrant to purchase the number of shares of Common Stock into which such Principal would be convertible on such Payment Date (each, a “Payment Warrant”) at an exercise price equal to the Conversion Price applicable on the Payment Date (subject to adjustment), in a form substantially similar to that provided herein as Exhibit B relating to the Warrants. Each Payment Warrant shall be exercisable from the date of its issuance through and including the Maturity Date (as defined in the Note).

Article 5
General Provisions

5.1  Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.2  Governing Law; Venue. This Agreement shall be governed by the laws of the State of Ohio without regard to its conflicts-of-law principles. The parties expressly acknowledge and agree that any judicial action to enforce any right of any party under this Agreement, the Note or the Warrant may be brought and maintained in Ohio state or federal courts. Accordingly, the parties hereby submit to the process, jurisdiction and venue of any such court. Each party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of Ohio or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

5.3  Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

5.4  Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

5.5  Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.6  Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and the Lender.

5.7  Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return-receipt requested, or by telecopier, addressed as follows:

(a)  if to the Company:

Wits Basin Precious Minerals Inc.
80 South Eighth Street, Suite 900
Minneapolis, Minnesota 55402
Attention: Mark D. Dacko, Chief Financial Officer
Facsimile: (612) 395-5276

(b)  if to the Lender:

Andrew Green
9900 Carver Road, Suite 102
Cincinnati, OH 45242
Facsimile: (513) 794-1303

5.8  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on the parties. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. Each party shall become bound by this Agreement immediately upon signing and delivering any counterpart, independently of the signature of any other party. Nevertheless, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

5.9  Further Assurances. Each party hereby agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

Signature Page Follows

In Witness Whereof, the parties hereto have set their hands to this Purchase Agreement to be effective as of the date first set forth above.

COMPANY:	LENDER:

WITS BASIN PRECIOUS MINERALS INC.

By:/s/ Mark D. Dacko	By: /s/ Andrew Green
Its: CFO	Andrew Green